CHHH (OTCBB)'s UPDATE IR CONSULTING SERVICES AGREEMENT


THIS AGREEMENT is made as of the 1st day of May, 2005.

This is the update term for the Consulting Agreement signed mutually in Jnue 2004 and the agreement mutually signed in Nov 2004which is also been dismissed mutually. The Consultants will be only servered as CHHH's Senior IR Consultant but not as CHHH's VP management since May1 2005.

This will be the only agreement and updated terms legally effective and execute between CHHH (OTCBB) and the " Consultants" from May1st 2005.


BETWEEN:

          CHINA HEALTH HOLDING INC., OR its Nominee a company incorporated in Nevada USA, having an office at Park Place # 600 - 666 Burrard St., Vancouver, B.C. Canada, V6C 2X8

          (Hereinafter called "CHHH (OTCBB)")

                                                              OF THE FIRST PART

AND:

          Bevitor Hodling Ltd. or NOMINEE, having an office at 52 A Bluewater Rd., Rockley Christ Church, Barbadoes.

          (hereinafter called " Consultant")

          James Simpson, having a residential address at 52A Bluewater Road, Rockley Chris Church, Barbadoes. ( hereinafter called " Simpson")

          ("Consultant" and " Simpson" being hereafter singularly also referred to as "Consultant" and collectively referred as the " Consultants" as the context so requires)

                                                             OF THE SECOND PART

WHEREAS:

A. CHHH (OTCBB) to retain CONSULTANTS to assist CHHH (OTCBB) in providing management consulting services to CHHH (OTCBB), a company incorporated in Nevada USA.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the Consultants hereto agree as follows:


1.   APPOINTMENT OF CONSULTANTS

1.1 CHHH (OTCBB) hereby retains CONSULTANTS to assist CHHH (OTCBB) in providing management consulting services to CHHH (OTCBB) in USA, Canada and abroad as may from time to time be required with respect to CHHH (OTCBB), as more particularly described as Schedule A hereto.

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1.2     CONSULTANTS  agrees to devote sufficient time as may be necessary and to employ its best efforts to faithfully and industriously perform the services as described in Schedule A hereto.

1.3 In performing its management services hereunder, CONSULTANTS shall be a consultant of CHHH (OTCBB).

2. LIMITATIONS ON ACTIVITIES

2.1 CONSULTANTS recognizes and agrees that securities laws, regulations and policies in the U.S. and British Columbia and elsewhere limits the allowable scope of management activities and prohibit certain activities. Notwithstanding any other provision of this agreement, CONSULTANTS agrees that:

(a) It will not engage in any activity in contravention of the law, regulation or policy of any body having jurisdiction in any other jurisdiction in which it conducts management activities on behalf of CHHH (OTCBB).

3. TERM

3.1 The term of this agreement shall commence June 16th, 2004 and shall continue for 3 years, terminating on June 16th., 2007 with a review after three (3) month probationary period, where this agreement may be terminated for any reason, or the duties, time commitments and compensation may be adjusted by mutual consent.

4. COMPENSATION

4.1 CHHH (OTCBB) shall pay for the management services rendered hereunder the sum of $US2500 per month, payable on the 1st day of each subsequent month, commencing July 1st, 2004. After 6 months, the consultant services fees will be reviewd and possibly increase accordingly.

4.2 DUE TO THE INCREASING RESPONSIBILITY FROM CHHH (OTCBB) IR PROGRAM AND SERVICES FROM THE CONSULTANTS TO CHHH (OTCBB) FROM May 1st 2005, CHHH (OTCBB) AGREES THAT CHHH (OTCBB) WILL PAY FOR $3500 USD PER MONTHLY, START FROM May 1st 2005 TO THE CONSULTANTS FOR CONSULTANTS FURTHER IR SERVICES TO CHHH (OTCBB).

4.3 CONSULTANTS shall be granted a call from CHHH (OTCBB) on 600,000 shares of CHHH (OTCBB)'s capital stock at a price of 10 cents USD per share, which will be exercisable until June 16th, 2009, and, or, thirty (30) days after the termination of this Agreement. Upon payment of 10 cents USD per share for the number of shares being called CHHH (OTCBB) will deliver. for the number of shares requested, up to a total of 600,000 shares, and will either transfer, if possible, such shares to a brokerage account of CONSULTANTS's choice or provide CONSULTANTS with the requisite number of share certificates in a form necessary to render those certificates freely transferable and negotiable. CHHH (OTCBB) will also furnish or execute any further documents that may reasonably be required to complete this share transfer.

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4.4     DUE TO THE INCREASING  RESPONSIBILITY  FROMCHHH (OTCBB)'S IR PROGRAM AND
        SERVICES FROM THE CONSULTANTS TO CHHH (OTCBB) FROM May 2005, CHHH (OTCBB) AGREES START FROM May 1 2005, CONSULTANTS shall be granted a call from CHHH (OTCBB) on 600,000 shares of CHHH (OTCBB)'s capital stock at a price of 30 cents USD per share, which will be exercisable until June 16th, 2009, and, or, thirty (30) days after the termination of this Agreement. Upon payment of 30 cents USD per share for the number of shares being called CHHH (OTCBB) will deliver. for the number of shares requested, up to a total of 600,000 shares, and will either transfer, if possible, such shares to a brokerage account of CONSULTANTS's choice or provide CONSULTANTS with the requisite number of share certificates in a form necessary to render those certificates freely transferable and negotiable. CHHH (OTCBB) will also furnish or execute any further documents that may reasonably be required to complete this share transfer.


4.5 CONSULTANTS shall also be reimbursed for its actual out-of -pocket expenses incurred pursuant to this agreement, such expenses to be paid within 30 business days of invoice. All invoices shall be supported by appropriate evidence of the expenses referred to therein. Any individual expense item, other than telephone invoices, in excess of $200 shall first be approved by CHHH (OTCBB).

4.6 CONSULTANTS shall be paid for 10% Finders' Fees according to related Nevada Laws USA and SEC regultaions if the CONSULTANTS assist CHHH (OTCBB) raised any capitals financing for CHHH (OTCBB) in the future.


5.   CONFIDENTIALITY

5.1 CONSULTANTS will keep confidential any information not otherwise readily available from public sources which it obtains from CHHH (OTCBB). Upon termination of this agreement, CONSULTANTS shall return to CHHH (OTCBB) all data, information and other written material regarding CHHH (OTCBB) obtained by CONSULTANTS from in connection with the performance of its services hereunder.

6. NOTICE

6.1 Any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given or delivered if enclosed in a sealed envelope and addressed to the party to receive same at its address as set forth on the first page of this agreement, and in each case delivered personally or mailed by registered mail.

        Any notice so given or delivered shall be conclusively deemed to have been given when delivered, if delivered personally, or 72 hours following the mailing of same, if mailed by registered mail.


7. RESPONSIBILITIES OF CHHH (OTCBB)

7.1 CHHH (OTCBB) will, with CONSULTANTS's assistance, provide CONSULTANTS with CHHH (OTCBB) corporate materials which include, but not limited to:

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          -    a PowerPoint company presentation
          -    a broker/investor due diligence package
          -    a media package
          -    a one page corporate profile
          -    a brochure

7.2     CHHH (OTCBB) will try to provide the material timely.

7.3     CHHH (OTCBB) agrees to broadcast  major material  events  regarding CHHH
        (OTCBB)   over  the  news  wire  in   addition   to  normal   disclosure
        requirements.

7.4 CHHH (OTCBB) agrees to provide appropriate corporate background material to "Material Events" at the same time as the events are made public. The background to these events may be delivered in the form of a briefing.

8. GENERAL

8.1 This agreement may only be amended in writing duly executed by the parities hereto.

8.2 Wherever possible, each provision in this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

8.3     Time shall be of the essence of this agreement.

8.4 This agreement shall be deemed to be made in the Province of British Columbia, and shall be construed in accordance with and governed by the laws of said Province.

8.5 This agreement shall endure to the benefit of and be binding upon the Consultants to this agreement and their respective heirs, executors, administrators, successors, and assigns.





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IN WITNESS WHEREOF the Consultants  hereto have caused these presents to be duly executed as of the day and year first above written.


The Common Seal of                                           )
CHINA HEALTH HOLDING INC.                                    )
Was hereunto affixed in the                                  )
presence of:                                                 )
                                                                        c/s




 /s/ Julianna Lu
----------------
Julianna  (jenny) Lu,
The President

                                                             )
                                                             )
DIRECTOR: DICK WU  /s/ Dick Wu
-----------------

/s/ Xiaofe Yu
--------------------
DIRECTOR: XIAOFEI YU                                         )

                                                             )
May1st.,  2005







                                                             )
The Common Seal of                                           )
Bevitor Holding Ltd.                                         )
was hereunto affixed in the                                  )
presence of:                                                 )
                                                                        c/s


/s/ James Simpson

The President: James Simpson



And:


James Simpson
                                                             )
                                                             )
 /s/ James Simpson                                           )
------------------
May1st  2005


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                                   SCHEDULE A


CONSULTANTS agrees to provide the following management services, subject to the specific terms of the agreement to which this Schedule is attached:

1. Telemarketing - CONSULTANTS will contact investors, retail brokers and institutional contacts with a view to introducing them to CHHH (OTCBB);

2. Road Shows - CONSULTANTS will arrange retail broker and analyst road shows when and where applicable. CONSULTANTS will support these shows with timely and appropriate follow up to maximize their impact and minimize CHHH (OTCBB)'s necessity to maintain contact directly;

3. Advertising and Investment Letters - As appropriate, CONSULTANTS will endeavor to introduce CHHH (OTCBB) to competent letter writers and assist with identifying advertising that would be deemed to produce the best result;

4. Internet - CONSULTANTS will provide input on the content of the CHHH (OTCBB) web site if appropriate and recommend links to other web sites which CONSULTANTS believes will provide greater exposure for CHHH (OTCBB) and its operations;

5. General - Generally, CONSULTANTS will assist with shareholder and broker communications and public CHHH (OTCBB).

6. The Cosultant will assist/support CHHH (OTCBB)'s further corp financing activities.